UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 26, 2009

(Date of Report)

February 23, 2009

(Date of earliest event reported)

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue

Memphis, Tennessee 38197

(Address and zip code of principal executive offices)

(901) 419-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments.

Subsequent to the date the Company completed its annual goodwill impairment testing, the Company’s market capitalization declined through December 31, 2008. The Company determined that this decline, and the deterioration during the fourth quarter in economic conditions, represented indicators that required interim testing at year end for possible goodwill impairment.

On February 23, 2009, based on additional work performed to date, management determined that it was probable that all of the $1.3 billion of recorded goodwill for the U.S. Printing Papers business would be impaired when final testing is completed. Accordingly, an additional non-cash goodwill impairment charge of $1.3 billion was recorded as a charge to operating results for the year ended December 31, 2008. Due to the complexity of the business involved, it is expected that testing will be finalized by the end of the first quarter of 2009.

Our Annual Report on Form 10-K for the year ended December 31, 2008 reflects the effect of this additional fourth quarter charge.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY
(Registrant)

	By:	/s/ Maura Abeln Smith
	Name:	Maura Abeln Smith
	Title:	Senior Vice President, General Counsel and Corporate Secretary
Date: February 26, 2009